Exhibit 99.1

Transocean Ltd. Closes the Acquisition of Ocean Rig UDW Inc.

STEINHAUSEN, Switzerland—December 5, 2018—Transocean Ltd. (NYSE: RIG) announced today that it has completed the acquisition of Ocean Rig UDW Inc. The acquisition adds nine high-specification ultra-deepwater drillships, two harsh environment semisubmersibles, and two high-specification ultra-deepwater drillships currently under construction to Transocean’s existing fleet.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 52 mobile offshore drilling units consisting of 32 ultra-deepwater floaters, 14 harsh environment floaters, two deepwater floaters and four midwater floaters. In addition, Transocean is constructing four ultra-deepwater drillships; and one harsh environment semisubmersible in which the company has a 33.0% interest.

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